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                                                                      Exhibit 99
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                         DESCRIPTION OF COMMON STOCK

         The Articles of Incorporation of Tuscarora Incorporated (the "Company") authorize the issuance of 20,000,000 shares of Common Stock, without par value, and 1,000,000 shares of Preferred Stock, par value $.01 per share. No shares of Preferred Stock have been issued.

VOTING RIGHTS

         General. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a shareholder vote. Holders of Common Stock do not have cumulative voting rights in the election of Directors.

         Directors. The Articles provide that the Board of Directors shall consist of such number of Directors as may be fixed from time to time by the affirmative vote of a majority of the Disinterested Directors (defined below) then in office, plus such number of additional Directors, if any, as the holders of Preferred Stock shall have the right from time to time to elect. The Articles further provide that the Board of Directors, excluding any Directors elected by the holders of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible. One class of Directors is elected at each annual meeting of shareholders, to hold office until the third succeeding annual meeting and until their successors are elected and qualify.

         The shareholders may remove a Director from office only for cause and only if, in addition to any affirmative vote otherwise required, the holders of at least a majority of the voting power of the then outstanding shares of Voting Stock (defined below) which are not beneficially owned by an Interested Shareholder (defined below) shall vote in favor of such removal.

         The Articles provide that vacancies in the members of the Board of Directors elected by holders of Voting Stock, including vacancies resulting from an increase in the number of Directors, shall be filled only by the affirmative vote of a majority of the Disinterested Directors then in office, though less than a quorum, except as otherwise required by law. Directors elected to fill vacancies hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires.

         The provisions of the Articles with respect to election of Directors described above do not apply to any Directors elected pursuant to any special voting rights granted to holders of Preferred Stock.

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         Business Combinations.  The Articles provide that, in addition to any affirmative vote otherwise required, the affirmative votes of (i) the holders of at least 75% of the voting power of all then outstanding shares of Voting Stock, voting together as a single class and (ii) the holders of at least a majority of the voting power of the then outstanding shares of Voting Stock which are not beneficially owned by the Interested Shareholder, voting together as a single class, are required for the approval or authorization of any Business Combination (defined below), except a Business Combination approved by the affirmative vote of a majority of the Disinterested Directors then in office.
In the event the requisite approval of the Disinterested Directors would be given with respect to a particular Business Combination, the normal requirements of Pennsylvania law would apply to such Business Combination, which means that shareholder approval might not be necessary or that only a majority of the votes cast at a duly organized shareholders' meeting would be required.

         An "Interested Shareholder" at any particular time generally means any person which (i) is at such time the beneficial owner, directly or indirectly, of more than 20% of the voting power of the outstanding Voting Stock; (ii) is at such time a Director or affiliate of the Company and at any time within the two-year period immediately prior to such time was the beneficial owner, directly or indirectly, of more than 20% of the voting power of the then outstanding Voting Stock; or (iii) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the 1933 Act. A person is deemed to be the "beneficial owner" of any shares which such person or any of its "affiliates" or "associates" (as defined in the Articles) owns directly or indirectly or has the right to acquire or vote, or which are owned by any other person with which such person or an affiliate or an associate has an understanding with respect to acquiring, holding, voting or disposing of Voting Stock.

         A "Business Combination" includes the following transactions: (i) a merger, consolidation or share exchange of the Company or a subsidiary with an Interested Shareholder (or an affiliate or associate of an Interested Shareholder); (ii) any sale, lease, exchange, loan, pledge, investment or other disposition or arrangement involving assets, securities or commitments of the Company or a subsidiary having a value and/or involving commitments equal to 5% or more of the Company's consolidated total assets to, with or for the benefit of an Interested Shareholder (or an affiliate or associate of an Interested Shareholder); (iii) the issuance or transfer of securities of the Company or a subsidiary to an Interested Shareholder (or an affiliate or associate of an Interested Shareholder) in exchange for cash, securities or other consideration having a value equal to 5% or more of the Company's consolidated total assets;
(iv) the adoption of any plan for the

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liquidation of the Company proposed by or on behalf of an Interested
Shareholder (or an affiliate or associate of an Interested Shareholder); (v) any reclassification of securities, recapitalization of the Company, merger or consolidation of the Company with a subsidiary or other transaction which increases the percentage of any class of stock of the Company or a subsidiary owned by an Interested Shareholder (or an affiliate or associate of an Interested Shareholder); or (vi) any other transaction, agreement or arrangement similar in purpose or effect to the foregoing.

         The term "Disinterested Director" means generally a Director of the Company who is not an Interested Shareholder or an affiliate, associate or representative of an Interested Shareholder and either (i) was a Director of the Company immediately prior to the time the Interested Shareholder became an Interested Shareholder or (ii) is a successor to a Disinterested Director and is or was recommended or elected to succeed a Disinterested Director by a majority of the Disinterested Directors then in office.

         The term "Voting Stock" means the capital stock of the Company entitled to vote generally in an annual election of Directors of the Company. At present, the Common Stock is the Company's only class or series of Voting Stock.

         Amendments to the Articles or By-Laws. The Articles provide that, in addition to any affirmative vote otherwise required, any amendment or repeal of any provision of the Articles, or the adoption of any provision inconsistent therewith, shall require the affirmative votes of (i) the holders of at least 75% of the voting power of all then outstanding shares of Voting Stock, voting together as a single class, and (ii) the holders of at least a majority of the voting power of the then outstanding shares of Voting Stock which are not beneficially owned by any Interested Shareholder, voting together as a single class, unless such action is recommended by the affirmative vote of a majority of the Disinterested Directors then in office.

         The Articles provide that the Board of Directors may adopt, amend or repeal the By-Laws with respect to those matters which are not, by statute, reserved exclusively to the shareholders, provided that such power may be exercised only by vote of a majority of the Disinterested Directors then in office. No By-Law may be adopted, amended or repealed by the shareholders unless, in addition to any affirmative vote otherwise required, such action is approved by the affirmative votes of (i) the holders of at least 75% of the voting power of all then outstanding shares of Voting Stock, voting together as a single class, and (ii) the holders of at least a majority of the voting power of the then outstanding shares of Voting Stock which are not beneficially owned by any Interested Shareholder, voting together as a single class, unless such action is recommended by the affirmative vote of a majority of the Disinterested Directors then in office.

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         In the event the affirmative vote of a majority of the Disinterested
Directors then in office would be obtained with respect to an amendment or repeal of any provision of the Articles, or the adoption of any provision inconsistent therewith, or with respect to the adoption, amendment or repeal of any By-Law, only authorization by a majority of the votes cast at a duly organized shareholders' meeting would be required for any such amendment, repeal or adoption.

DIVIDEND AND LIQUIDATION RIGHTS

         Dividends may be declared by the Board of Directors and paid on the Company's Common Stock out of funds legally available therefor in accordance with the provisions of the Pennsylvania Business Corporation Law of 1988; subject, however, to the rights of the holders of any Preferred Stock.

         The credit agreement between the Company and its principal bank contains various covenants which require the maintenance of financial ratios and impose restrictions on capital expenditures, indebtedness and disposition of capital assets. The amount of retained earnings which could be used by the Company at each fiscal year end to pay cash dividends without causing a violation of any of the covenants is included in the notes to the financial statements included in each Annual Report to Shareholders.

         In the event of the liquidation of the Company, the holders of the Common Stock would be entitled to share ratably in the net assets of the Company available for distribution after satisfaction of the rights of the holders of any Preferred Stock.

PREFERRED STOCK

         The Articles provide the Board of Directors with authority to issue the Preferred Stock from time to time, in one or more series, and by resolution to fix the designations, voting rights, preferences, privileges, qualifications, limitations, options, conversion rights, restrictions and other special or relative rights of the Preferred Stock or of each such series, including variations between different series in the following respects (i) the distinctive designation of each series and the number of shares that will constitute such series, (ii) the annual dividend rate for such series and the dates in each year on which dividends on such series shall be payable and from which such dividends shall accrue, (iii) the price at which, and the terms and conditions on which, the shares of such series may be redeemable, (iv) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series, (v) the preferential amount payable upon each share of such series in the event of the liquidation, dissolution or winding up of the Company, (vi) the voting rights, if any, of the holders of shares of such series, (vii) the terms and conditions, if any, upon which shares of such series may be converted into shares of other classes or series of the Company or other securities and

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(viii) the relative rights of priority of such series as to dividends and assets with respect to any other classes or series of stock.

         The Board of Directors, without shareholder approval, can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of the Company's Common Stock.

PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988

         Transactions With Interested Shareholders. Section 2538 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") provides that any merger or consolidation or share exchange of a Pennsylvania business corporation or a subsidiary with or into, or sale, lease or exchange of all or substantially all the property of a Pennsylvania business corporation or a subsidiary to, a shareholder of the corporation or the liquidation and dissolution of a Pennsylvania business corporation in which a shareholder is treated differently from other shareholders of the same class requires the affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders other than the interested shareholder are entitled to cast, without counting the vote of the interested shareholder and certain related parties. The shareholder approval is not, however, required in the case of any transaction (i) which has been approved by a majority of the directors other than directors who are directors or officers of, or have a material equity interest in, the interested shareholder or were nominated for election as a director by the interested shareholder, and first elected, within 24 months of the date of the vote on the proposed transaction, (ii) in which the consideration to be received by the shareholders for shares of any class of which shares are owned by the interested shareholder is not less than the highest amount paid by the interested shareholder in acquiring shares of the same class or (iii) which is a short-form merger of a subsidiary into its parent pursuant to Section 1924(b)(1)(ii) of the BCL.

         Any shareholder approval required by Section 2538 is in addition to, and not in lieu of, any other shareholder approval required by the BCL, the Company's Articles or By-Laws or otherwise.

         Shareholder Rights Plans. Sections 1525 and 2513 of the BCL expressly authorize the creation and issuance of shareholder rights plans under which rights or options may be issued to shareholders of a publicly held Pennsylvania business corporation under terms that would make it disadvantageous for a person to acquire the corporation while the rights are outstanding.

         Special Appraisal Proceeding After Certain Control Transactions. Sections 2541 through 2548, which comprise Subchapter E of Chapter 25 of the BCL, provide, with certain exceptions, that in the event any person or group acting in concert acquires 20% or more of the voting power of the outstanding voting shares of a publicly-held Pennsylvania business

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corporation, any other holder of voting shares of the corporation may demand that such person or group purchase the shareholder's shares for cash at a price determined in a special appraisal proceeding provided for by Subchapter E. Voting shares for purposes of Subchapter E of Chapter 25 of the BCL and Subchapters F through J of Chapter 25 of the BCL (see below) are shares of a corporation entitled to vote generally in the election of directors.

         Business Combination Provision. Sections 2551 through 2556, which comprise Subchapter F of Chapter 25 of the BCL, provide that a person (an "Interested Shareholder") that acquires 20% or more of the voting power of the voting shares of a publicly-held Pennsylvania business corporation, other than the corporation itself or a subsidiary, may not engage in certain Business Combinations (as defined) with or involving the corporation or a subsidiary for a period of five years from the date the person becomes an Interested Shareholder unless (i) the corporation's Board of Directors approves the Business Combination before the Interested Shareholder's share acquisition date (the date a person first becomes an Interested Shareholder) or approved the purchase of shares by the Interested Shareholder prior to the Interested Shareholder's share acquisition date, (ii) the Interested Shareholder acquires 80% or more of the voting power of the corporation's voting shares and thereafter (no earlier than three months after the Interested Shareholder became an 80% holder) the Business Combination is approved by the holders of a majority of the voting power of the corporation's voting shares not held by the Interested Shareholder or any of the affiliates or associates and certain fair price provisions contained in Section 2556 are satisfied or (iii) the Business Combination is approved by the affirmative vote of the holders of all the outstanding common shares.

         The Business Combinations covered by Subchapter F are very similar to the Business Combinations which may require special shareholder votes as discussed above under "Description of Common Stock--Voting Rights". Under the fair price provisions contained in Section 2556, regardless of whether the particular Business Combination which may be subject to shareholder approval involves the purchase or acquisition of shares from shareholders other than the Interested Shareholder, all holders of common shares have the right to receive a consideration at least equal to the higher of (i) the higher of the market value per common share on the announcement date of the Business Combination or on the share acquisition date of the Interested Shareholder (in either case with market value being the highest closing sale price during the immediately preceding 30-day period) or (ii) the highest per share price paid by the Interested Shareholder at any time when the Interested Shareholder was a 5% holder within the five-year period immediately prior to such announcement date or the five-year period immediately prior to, or in, the transaction in which the Interested Shareholder became an Interested Shareholder. Interest on the consideration from certain earlier dates, less dividends

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received since such dates, is also provided for; the form of the consideration is required to be either all cash or the same form of consideration used by the Interested Shareholder to acquire the largest number of shares previously acquired by it; the consideration is required to be promptly paid; and there are similar provisions applicable to holders of preferred shares. The fair price provisions are also not satisfied unless, between the time an Interested Shareholder becomes such and the consummation date of the Business Combination, the Interested Shareholder shall not have become the owner of any additional shares except by virtue of splits or dividends or at one or more other fair prices also prescribed by Section 2556.

         If none of the exemptions from the application of Subchapter F as set forth in the second preceding paragraph is applicable, no Interested Shareholder may engage in a Business Combination with or involving the corporation or a subsidiary until five years after the share acquisition date of the Interested Shareholder. After the five years' have elapsed, a Business Combination with or involving the Interested Shareholder may be consummated (i) upon being authorized by the affirmative vote of the holders of a majority of the voting power of the corporation's voting shares, not including any shares owned by the Interested Shareholder or any of its affiliates or associates (in which case the fair price provisions of Section 2556 would not be applicable) or (ii) upon being authorized by a majority of the votes cast at a duly organized shareholders' meeting (in which case the fair price provisions of Section 2556 would be applicable).

         Control Share Acquisition Provision. Sections 2561 through 2568, which comprise Subchapter G of Chapter 25 of the BCL, provide that a person (an "acquiring person") who makes or proposes to make a "control share acquisition" and acquires shares ("control shares") in a control share acquisition or within 180 days of or with the intention of making a control share acquisition will have no voting rights with respect to the control shares unless the shareholders of the corporation vote to accord voting rights to the control shares either before or after the control shares are acquired. Both the affirmative vote of the holders of a majority of all "disinterested shares" (as defined) and the affirmative vote of the holders of a majority of all voting shares is required, and the corporation is not required to submit the voting rights issue to its shareholders unless certain information is submitted to the corporation and, if the control share acquisition has not occurred, the acquiring person has entered into definitive financing agreements with responsible parties sufficient to consummate the control share acquisition. A "control share acquisition" is an acquisition by the acquiring person of voting power which, with certain exceptions, when added to prior voting power of the acquiring person will entitle the acquiring person to cast or direct the casting of for the first time a percentage of votes within any of the following ranges of

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voting power:  at least 20% but less than 33-1/3%, or at least 33-1/3% but less than 50%, or 50% or more of the votes all shareholders would be entitled to cast in an election of directors. A corporation may redeem all control shares of an acquiring person at the then current market price within 24 months after a control share acquisition if the acquiring person does not within 30 days after consummation of the control share acquisition request that the issue of voting rights be presented to the shareholders or within 24 months after the shareholders refuse to accord voting rights to the control shares.

         Disgorgement of Profit Provision. Sections 2571 through 2576, which comprise Subchapter H of Chapter 25 of the BCL, provide, with certain exceptions, that any profit realized by a "controlling person or group" from the disposition of equity securities of a corporation to any person, including the corporation, may be recovered by the corporation if the equity securities are disposed of within 18 months after the person or group became a "controlling person or group" and were acquired within 24 months prior to or 18 months after the person or group became a "controlling person or group". A "controlling person or group" is, with certain exceptions, a person or group which has acquired, offered to acquire or publicly disclosed the intention of acquiring voting power over voting shares of a corporation that would entitle the holder thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors, or a person or group which has otherwise publicly disclosed that it may seek to acquire control of a corporation through any means.

         Severance Compensation Provision. Sections 2581 through 2583, which comprise Subchapter I of Chapter 25 of the BCL, provide for severance payments for certain Pennsylvania employees, whose employment is terminated within 90 days before or 24 months after a "control share approval". A "control share approval" is deemed to have occurred, among other events, if both a control share acquisition and the according of voting rights to control shares have occurred under Subchapter G.

         Labor Contract Continuation Provision. Sections 2585 through 2588, which comprise Subchapter J of Chapter 25 of the BCL, provide that no merger or consolidation or sale or other disposition of all or substantially all the assets of a business operation located in Pennsylvania owned by a corporation at the time of a control share approval (as defined in Subchapter I), or any transfer of a controlling interest in such a business operation, within five years after the control share approval may result in the termination or impairment of the provisions of certain labor contracts covering Pennsylvania employees.

         Fiduciary Obligation of Directors. Section 1715(a) of the BCL provides that in determining whether any action is in the best interests of the corporation, the directors may consider, as they deem appropriate, the effects of any such action on all affected

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groups, including shareholders, employees, suppliers, customers, creditors and communities. It also explicitly permits directors to consider whether the interests of the corporation in a possible change-of-control situation would be best served by the corporation's continued independence. Section 1715(b) specifically provides that the directors are not required, in considering the best interests of the corporation or the effects of any action, to regard any corporate interest or the interests of any particular group affected by such action as a dominant or controlling interest or factor.

         Just Say No Provision. Under Section 1502(a)(18) of the BCL, every business corporation has the power to accept, reject, respond to or take no action in respect of an actual or proposed acquisition, divestiture, tender offer, takeover or other fundamental change under Chapter 19 of the BCL or otherwise.

POSSIBLE ANTI-TAKEOVER EFFECT

         Certain of the provisions of the Company's Articles and the provisions of the BCL described above may be considered as having an anti-takeover effect. For instance, since the Directors and officers of the Company beneficially own more than 20% of the Company's outstanding Common Stock, it could be difficult under these provisions for any person to remove directors, to obtain approval for any Business Combination, to have voting rights accorded to control shares acquired or to be acquired in a control share acquisition or to amend the Company's Articles or By-Laws without their approval. In addition, under certain circumstances, the Board of Directors could cause additional shares of Common Stock or shares of Preferred Stock to be issued or cause rights to purchase Common Stock or Preferred Stock to be issued to create voting impediments or to frustrate persons seeking to effect a takeover or gain control of the Company. The additional shares of Common Stock, shares of Preferred Stock or rights could be issued without any additional action by shareholders. Shares could be privately placed with purchasers who might join with the Board in opposing a hostile takeover bid or could be sold with or without an option or requirement on the part of the Company to repurchase the shares. The Board could also authorize holders of the Preferred Stock to vote as a class either separately or with the holders of Common Stock on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction.

MISCELLANEOUS

         Holders of the Common Stock have no preemptive or other rights to subscribe for any securities of the Company and there are no sinking fund provisions, conversion rights or redemption provisions applicable to the Common Stock.

         The Transfer Agent and Registrar for the Company's Common Stock is Mellon Bank, N.A., Pittsburgh, Pennsylvania.

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